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                                                                       Exhibit 5

                                 July 21, 2000


North Carolina Natural Gas Company
411 Fayetteville Street
Raleigh, North Carolina 27601-1748


                      Registration Statement on Form S-3
           Relating to $300,000,000 Issue Amount of Debt Securities
           --------------------------------------------------------


Ladies and Gentlemen:

     We have acted as counsel to North Carolina Natural Gas Company, a Delaware corporation (the "Company"), in connection with the registration by the Company of an aggregate of $300,000,000 of its unsecured debt securities (the "Securities") on terms to be determined at the time of sale, as set forth in the Registration Statement on Form S-3 (the "Registration Statement") that is being filed on the date hereof with the Securities and Exchange Commission (the "Commission") by the Company pursuant to the Securities Act of 1933, as amended. The Securities are to be issued in one or more series and are to be sold from time to time as set forth in the Registration Statement, the Prospectus contained therein (the "Prospectus") and any amendments or supplements thereto.

     In rendering this opinion, we have relied upon, among other things, our examination of such records of the Company and certificates of its officers and of public officials as we have deemed necessary.

     Based upon the foregoing and the further qualifications stated below, we are of the opinion that:

     1. The Company is duly incorporated, validly existing and in good standing under the laws of the State of Delaware; and

     2. When (a) the terms of any class or series of the Securities have been authorized by appropriate corporate action of the Company, (b) such Securities have been issued and sold upon the terms and conditions set forth in the Registration Statement, the Prospectus and the applicable supplement to the Prospectus, (c) such Securities have been duly executed, authenticated and delivered in accordance with the applicable indenture, and (d) the North Carolina Utilities Commission has entered orders authorizing the issuance and sale of such
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Securities, then such Securities will be validly authorized and issued and binding obligations of the Company.

     We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the statement made in reference to this firm under the caption "Legal Opinions" in the Registration Statement.


                                        Very truly yours,

                                        /s/ Hunton & Williams

                                        Hunton & Williams